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                                                                      EXHIBIT 32

                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned officers of Northwest Bancorp, Inc. (the "Company") hereby certify that, to the best of their knowledge:

1. the Company's Annual Report on Form 10-K for the year ended June 30, 2004 (the "Report") fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, and

2. that as of the date of this statement, the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

The purpose of this statement is solely to comply with Title 18, Chapter 63,
Section 1350 of the United States Code, as amended by Section 906 of the Sarbanes-Oxley Act of 2002.


September 13, 2004                       /s/ WILLIAM J. WAGNER
--------------------                     --------------------------------------
Date                                     William J. Wagner
                                         President and Chief Executive Officer

September 13, 2004                       /s/ WILLIAM W. HARVEY, JR.
--------------------                     --------------------------------------
Date                                     William W. Harvey, Jr.
                                         Senior Vice President, Finance and
                                           Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to Northwest Bancorp, Inc. and will be retained by Northwest Bancorp, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.